Exhibit 23.1

                                     CONSENT



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the Quad City Holdings, Inc. 401(k)/Profit Sharing Plan (File No. 33-77420) and Stock Option Plan (File No. 33-78024) of our report dated August 1, 1997 relating to the June 30, 1997 financial statements of Quad City Holdings, Inc. and to the reference to our Firm under the caption "Experts" contained therein.




/s/ McGladrey & Pullen, LLP



Davenport, Iowa
September 29, 1997